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                CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-3 (Amendment No. 1 to Post Effective Amendment No. 1 to Form SB-2) of our report dated September 20, 1996 relating to the financial statements of Universal Self Care, Inc. and Subsidiaries for the years ended June 30, 1996 and 1995.
We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of this Registration Statement.

                                             /s/ FELDMAN RADIN & CO., P.C.

                                             FELDMAN RADIN & CO., P.C.
                                             Certified Public Accountants


April 11, 1997
New York, New York